UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2016

EYEGATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-55362	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Audit Committee Appointment

On January 25, 2016, the Board of Directors (the “Board”) of EyeGate Pharmaceuticals, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Paul Chaney, an independent member and Chairman of the Board, as a member of the Audit Committee of the Board (the “Audit Committee”). In connection with Mr. Chaney’s appointment to the Audit Committee, Thomas Balland resigned from his position as a member of the Audit Committee. Mr. Balland remains an independent member of the Board. Mr. Balland’s decision to resign as a member of the Audit Committee did not involve any disagreement with the Company, its management or the Board.

Executive Bonus Payments

Also on January 25, 2016, the Compensation Committee of the Board (the “Compensation Committee”), using their discretionary authority, granted special cash bonus awards to (i) Stephen From, the Company’s President and Chief Executive Officer, in the amount of $275,000, and (ii) Michael Manzo, the Company’s Vice President of Engineering, in the amount of $105,000. The Compensation Committee approved these bonuses for Messrs. From and Manzo in recognition of their exemplary service during the fiscal year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
President and Chief Executive Officer

Date: January 26, 2016